UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2013
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Results of Operation and Financial Condition.
Post Holdings, Inc. (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1, which information is incorporated by reference herein. This information, which has not been previously reported or modifies previously reported information, consists of materials included in a presentation to investors in connection with the Company’s private offering of a newly created series of convertible preferred stock, to be designated as its Series C Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”). The information contained in the presentation includes commentary regarding the Company's previously issued fiscal year 2014 guidance, the Company's capital and financing plans, and information with respect to the historical and expected financial performance of the Company’s pending acquisitions, including the recently announced acquisitions of Golden Boy Foods Ltd. and Dymatize Enterprises, LLC.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the offered Preferred Stock, nor shall there be any sales of the Preferred Stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
The information included herein, including Exhibit 99.1, shall be deemed furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 9, 2013	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Excerpts from Investor Presentation dated December 2013

4